Exhibit 10.7.5


                       SUMMARY DESCRIPTION OF CBL & ASSOCIATES PROPERTIES, INC
                           ANNUAL BASE SALARY AND BONUS ARRANGEMENTS APPROVED
                                FOR NAMED EXECUTIVE OFFICERS IN NOVEMBER 2004

         On November 3, 2004, the Compensation Committee of the Company's Board of Directors determined that the base compensation arrangements for each of the executive officers whose compensation is required to be disclosed in the Summary Compensation Table in the Company's definitive proxy statement with respect to its Annual Meeting of Stockholders to be held on May 9, 2005 (the "Named Executive Officers") for fiscal 2005 would consist of the following base salaries, plus the opportunity to be paid a bonus in an amount to be determined at a later date in the discretion of the Compensation Committee: Charles B. Lebovitz - $542,526; John N. Foy - $466,320; Stephen D. Lebovitz - $450,000; Eric P. Snyder - $406,000; Augustus N. Stephas - $416,600.

         Additionally, on November 3, 2004, the Compensation Committee determined to pay the following amounts as bonuses to each of the Named Executive Officers with respect to fiscal 2004: Charles B. Lebovitz - $500,000; John N. Foy - $500,000; Stephen D. Lebovitz - $500,000; Eric P. Snyder - $275,000; Augustus N. Stephas - $200,000.